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                                EXHIBIT 24

                             POWER OF ATTORNEY



       We, the undersigned directors of Lee Enterprises, Incorporated, hereby severally constitute Richard D. Gottlieb and Larry L. Bloom, and each of them, our true and lawful attorneys with full power to them, and each of them, to sign for us and in our names, in the capacities indicated below, the Annual Report on Form 10-K of Lee Enterprises, Incorporated for the fiscal year ended September 30, 1994 to be filed herewith and any amendments to said Annual Report, and generally do all such things in our name and behalf in our capacities as directors to enable Lee Enterprises, Incorporated to comply with the provisions of the Securities Exchange Act of 1934 as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or either of them, to said Annual Report on Form 10-K and any and all amendments thereto.

                               Dated this 17th day of November 1994.


      /s/ Rance E. Crain
      Rance E. Crain, Director

      /s/ Harry A. Fischer, Jr.
      Harry A. Fischer, Jr., Director

      /s/ J. P. Guerin
      J. P. Guerin, Director

      /s/ Andrew E. Newman
      Andrew E. Newman, Director

      /s/ Charles E. Rickershauser, Jr.
      Charles E. Rickershauser, Jr., Director

      /s/ Ronald L. Rickman
      Ronald L. Rickman

      /s/ Lloyd G. Schermer
      Lloyd G. Schermer, Chairman of the Board and Director

      /s/ Phyllis Sewell
      Phyllis Sewell, Director

      /s/ Richard W. Sonnenfeldt
      Richard W. Sonnenfeldt

      /s/ Mark Vittert
      Mark Vittert, Director